UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2008

CHANCERY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-141440
(Commission File Number)

N/A
(IRS Employer Identification No.)

422 Richards Street, 3rd Floor, Vancouver, British Columbia Canada V6B 2Z4
(Address of principal executive offices and Zip Code)

778.688.0475
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01           Entry into a Material Definitive Agreement

On May 27, 2008, Geoffrey Gachallan entered into a share transfer agreement with Juan Restrepo Gutierrez, our president wherein Mr. Gachallan transferred 4,000,000 shares of our common stock to Juan Restrepo Gutierrez. Also on May 27, 2008, we entered into a share cancellation and return to treasury agreement with Mr. Gachallan, wherein, Mr. Gachallan agreed to the return and cancellation of the remaining 121,000,000 shares of our common stock currently held by him. Mr. Gachallan was not offered any compensation for such cancellation.

Item 9.01             Financial Statements and Exhibits

10.1	Share Cancellation/Return to Treasury Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANCERY RESOURCES, INC.

/s/ Juan Restrepo Gutierrez
Juan Restrepo Gutierrez
President, Chief Executive Officer,
Chief Financial Officer, Secretary, Treasurer
and Director

Date: June 5, 2008